                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                        [ ]  Confidential, for Use of the Commission Only (as
[X]  Definitive Proxy Statement                              permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       FIDELITY NATIONAL FINANCIAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                       FIDELITY NATIONAL FINANCIAL, INC.
                            17911 VON KARMAN AVENUE
                                IRVINE, CALIFORNIA 92614

                            --------------------------------

                        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                     JUNE 17, 1998

        TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Fidelity National Financial, Inc., a Delaware corporation, will be held on Wednesday, June 17, 1998, at 10:00 a.m., local time, at The Sutton Place Hotel, 4500 MacArthur Blvd., Newport Beach, California 92660 for the following purposes:

     (1) to elect four directors to serve for the next three years or until their successors are duly elected and qualified or until their earlier death, resignation or removal; and

     (2) to approve an amendment to increase the shares available under the 1991 Stock Option Plan;

     (3) to approve the 1998 Stock Option Plan; and

     (4) to transact such other business as may properly come before the Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on May 1, 1998, are entitled to notice of and to vote at the Meeting.

     All stockholders are cordially invited to attend the Meeting in person.

                                          Sincerely,

                                          /s/ WILLIAM P. FOLEY, II

                                          WILLIAM P. FOLEY, II
                                          Chairman of the Board

Irvine, California
May 13, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. ANY STOCKHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY, M'LISS JONES KANE, A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE MEETING. NO POSTAGE NEED BE AFFIXED TO THE PROXY IF IT IS MAILED IN THE UNITED STATES.

                       FIDELITY NATIONAL FINANCIAL, INC.
                            17911 VON KARMAN AVENUE
                            IRVINE, CALIFORNIA 92614
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited by the Board of Directors of Fidelity National Financial, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held Wednesday, June 17, 1998, at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at The Sutton Place Hotel, 4500 MacArthur Blvd., Newport Beach, California 92660.

     It is anticipated that such proxy, together with this Proxy Statement, will be first mailed on or about May 14, 1998, to all stockholders entitled to vote at the Meeting.

     The Company's corporate offices are located at 17911 Von Karman Avenue, Irvine, California 92614 and its telephone number at that address is (714) 622-5000.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company's Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

VOTING AND SOLICITATION

     Each share has one vote on each matter properly submitted for a vote at the Meeting. The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

     Votes cast by proxy or in person at the Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Meeting. The election inspectors will treat shares represented by properly signed and returned proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum on all matters.

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     Abstentions and "broker non-votes" will not affect the outcome of the director elections. As to other votes, an abstention will have the same effect as a negative vote and a "broker non-vote" will have no effect on the vote.

RECORD DATE AND STOCK OWNERSHIP

     Stockholders of record at the close of business on May 1, 1998, are entitled to notice of and to vote at the Meeting. As of May 1, 1998, 22,920,826 shares of the Company's Common Stock (the "Common Stock"), $.0001 par value, were issued and outstanding, and 6,041,352 shares were held by the Company in treasury. On that date, there were 881 stockholders of record. All information in this Proxy Statement has been adjusted for stock splits and dividends.

     As of March 31, 1998, the following table sets forth the beneficial ownership of the Common Stock of the Company by each director who owns shares, by the director nominees, all executive officers named in the Summary Compensation Table, all directors and executive officers as a group and by all persons known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock. The information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given.

                                                               SHARES OF COMMON STOCK
                                                                 BENEFICIALLY OWNED
                                                        ------------------------------------
                   NAME AND ADDRESS                     NUMBER OF SHARES    PERCENT OF TOTAL
                   ----------------                     ----------------    ----------------
William P. Foley, II..................................      4,202,594(1)(2)        16%
17911 Von Karman Ave., #500
Irvine, CA 92714
Richard H. Pickup.....................................      1,597,000               7%
c/o Wedbush Morgan Securities, Inc.
500 Newport Center Drive
Suite 550
Newport Beach, CA 92660
Frank P. Willey.......................................        847,473(2)            4%
17911 Von Karman Ave., #500
Irvine, CA 92714
William A. Imparato...................................         21,341(2)            *
1515 East Missouri Ave., Bldg. A
Phoenix, AZ 85014
Donald M. Koll........................................         15,821(2)            *
4343 Von Karman Ave
Newport Beach, CA 92660
Daniel D. (Ron) Lane..................................         95,682(2)            *
14 Corporate Plaza
Newport Beach, CA 92660
Stephen C. Mahood.....................................         41,134(2)            *
500 Crescent Ct., #270
Dallas, TX 75201
J. Thomas Talbot......................................         33,477(2)            *
500 Newport Center Dr., #900
Newport Beach, CA 92660
Cary H. Thompson......................................         25,471(2)            *
3731 Wilshire Blvd., 10th Flr
Los Angeles, CA 90010
Patrick F. Stone......................................        131,245(2)            *
17911 Von Karman Ave., #500
Irvine, CA 92714
Carl A. Strunk........................................        176,330(2)            *
17911 Von Karman Ave., #500
Irvine, CA 92714
Andrew F. Puzder......................................        173,967(2)            *
17911 Von Karman Ave., #300
Irvine, CA 92714
General William Lyon..................................          7,500(2)            *
4490 Von Karman Avenue
Newport Beach, CA 92660
William W. Wehner.....................................        364,660(2)            2%
16100 Table Mountain Parkway
Suite A
Golden, CO 80403
All directors and officers as a group (18 persons)....  6,365,389....              22%

---------------
 * Represents less than 1%.

(1) Included in this amount are 1,549,954 shares held by Folco Development Corporation, of which Mr. Foley and his spouse are the sole stockholders; Mr. Foley is a "controlling person" of the Company.

(2) Includes currently exercisable stock options for Mr. Foley of 302,235 shares under the 1991 Stock Option Plan and 945,450 shares under the 1987 Stock Option Plan; currently exercisable stock options for Mr. Willey of 87,327 shares under the 1991 Stock Option Plan and 202,208 shares under the 1987 Stock Option Plan; includes currently exercisable stock options for Mr. Imparato of 9,983 shares under the 1993 Stock Option Plan and 9,166 shares under the 1987 stock option plan; includes currently exercisable stock options for Mr. Koll of 6,655 shares under the 1993 Stock Option Plan and 9,166 shares under the 1987 Stock Option Plan; currently exercisable stock options for Mr. Lane of 13,311 shares under the 1993 Stock Option Plan and 9,166 shares under the 1987 Stock Option Plan; currently exercisable stock options for Mr. Mahood of 9,983 shares under the 1993 Stock Option Plan; currently exercisable stock options for Mr. Talbot for 13,311 shares under the 1993 Stock Option Plan and 9,166 shares under the 1987 Stock Option Plan; currently exercisable stock options for Mr. Thompson for 13,311 shares under the 1993 Stock Option Plan and 9,166 shares under the 1987 Stock Option Plan; currently exercisable stock options for Mr. Stone of 82,970 shares under the 1991 Stock Option Plan currently exercisable stock options for Mr. Strunk of 33,457 shares under the 1991 Stock Option Plan and 122,733 shares under the 1987 Stock Option Plan; currently exercisable stock options for Mr. Puzder of 124,296 shares under the 1993 Stock Option Plan and 46,200 shares under the 1987 Stock Option Plan; currently exercisable stock options for Mr. Lyon of 7,500 shares under the 1993 Stock Option Plan; and currently exercisable stock options for Mr. Wehner of 98,280 under the Granite Omnibus Plan.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received by the Company no later than January 13, 1999, in order that they may be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

                             ELECTION OF DIRECTORS

NOMINEES

     Under the Bylaws, the Company may have up to ten directors. The Board of Directors currently consists of ten members. Terms of the members of the Board of Directors are for three-year periods and expire as follows:

                                                    EXPIRATION
                                                    ----------
William A. Imparato...............................   1998
Donald M. Koll....................................   1998
Cary H. Thompson..................................   1998
General William Lyon..............................   1998
William P. Foley, II..............................   1999
Frank P. Willey...................................   1999
William W. Wehner.................................   1999
Daniel D. (Ron) Lane..............................   2000
J. Thomas Talbot..................................   2000
Stephen C. Mahood.................................   2000

     Four directors, Messrs. Imparato, Koll, Lyon and Thompson, are proposed to be elected at the Meeting for three-year terms expiring in 2001 or until their successors have been elected and qualified or until their earlier death, resignation or removal. Messrs. Imparato, Koll, Lyon and Thompson are up for reelection to the Board of Directors. Messrs. Lyon and Wehner were elected to the Board of Directors at a meeting of the Board held on March 19, 1998. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Imparato, Koll, Lyon and Thompson, the Company's nominees. In the event that a nominee of the Company is unable or declines to serve as a director at the time of the Meeting, proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected any nominee will be unable or will decline to serve as a director.

     Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of the stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid and addressed to: Secretary, Fidelity National Financial, Inc., 17911 Von Karman Avenue, Irvine, California 92614, not later than: (i) with respect to any election to be held at an Annual Meeting of Stockholders, 90 days in advance of such Meeting, and (ii) with respect to any election to be held at a Special Meeting of Stockholders for the election of directors, the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a Proxy Statement filed pursuant to the proxy rules of the Securities and Exchange Commission if such nominee had been nominated or intended to be nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company, if elected. The Chairman of a stockholders' meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. The names of the director nominees, all directors, and all executive officers, and certain information about them, are set forth below:

                                                                                       DIRECTOR
                NAME                   AGE            PRINCIPAL OCCUPATION              SINCE
                ----                   ---            --------------------             --------
William P. Foley, II.................  53     Chairman of the Board and Chief           1984
                                              Executive Officer
Patrick F. Stone.....................  50     Chief Operating Officer                    N/A
Frank P. Willey......................  44     Director and President                    1986
William A. Imparato..................  51     Director                                  1986
Donald M. Koll.......................  65     Director                                  1995
Daniel D. (Ron) Lane.................  63     Director                                  1989
General William Lyon.................  75     Director                                  1998
Stephen C. Mahood....................  56     Director                                  1994
J. Thomas Talbot.....................  62     Director                                  1990
Cary H. Thompson.....................  41     Director                                  1992
William W. Wehner....................  56     Director                                  1998
Allen D. Meadows.....................  44     Executive Vice President, Chief            N/A
                                              Financial Officer and Treasurer
Carl A. Strunk.......................  60     Executive Vice President-Finance           N/A
Andrew F. Puzder.....................  47     Executive Vice President                   N/A
M'Liss Jones Kane....................  45     Senior Vice President, General             N/A
                                              Counsel and Corporate Secretary
Edward J. Dewey......................  52     Senior Vice President -- Chief of          N/A
                                              Staff
Raymond R. Quirk.....................  51     Vice President                             N/A
Gary R. Nelson.......................  50     Vice President                             N/A

WILLIAM P. FOLEY, II

     Mr. Foley is the Chairman of the Board and Chief Executive Officer of the Company and has been since its formation in 1984. Mr. Foley was President of the Company from its formation in 1984 until December 31,

1994. He is Chairman of the Board and Chief Executive Officer of Fidelity National Title Insurance Company and has been since April 1981. Mr. Foley is also currently serving as Chairman of the Board and Chief Executive Officer of CKE Restaurants, Inc., as Chairman of the Board of Rally's Hamburgers, Inc.; Checkers Drive-In Restaurants, Inc., GB Foods Corporation, and Star Buffet, Inc. Additionally, he is a member of the Board of Directors of Data Works Corporation, Fresh Foods, Inc. and Micro General Corporation.

PATRICK F. STONE

     Mr. Stone was elected Chief Operating Officer of the Company on March 25, 1997. From May 1995 through March 1997 he was an Executive Vice President of the Company and President of Fidelity National Title Insurance Company and the four other underwriters of the Company. From February 1989 to May 1995 he was President of Fidelity National Title Company of Oregon.

FRANK P. WILLEY

     Mr. Willey is President and a director of the Company. He served as an Executive Vice President and General Counsel of the Company from its formation until December 31, 1994, and is currently serving as an Executive Vice President and was General Counsel of Fidelity National Title Insurance Company from 1984 to January 1995. He has served in various capacities with subsidiaries and affiliates of the Company since joining it in 1984. Mr. Willey is also a director of CKE Restaurants, Inc., GB Foods Corporation, Southern Pacific Funding Corporation and Ugly Duckling Holding, Inc.

WILLIAM A. IMPARATO

     Mr. Imparato has been a director of the Company since December 1986. From June 1990 to December 1993, Mr. Imparato was President of the Company's wholly-owned real estate subsidiary Manchester Development Corporation ("Manchester"). Since July 1980, he has been a partner in Park West Development Company, a real estate development firm headquartered in Phoenix, Arizona.

DONALD M. KOLL

     Mr. Koll has been a director of the Company since March 28, 1995. Mr. Koll is Chairman of the Board and Chief Executive Officer of The Koll Company and has been since its formation on March 26, 1962.

DANIEL D. (RON) LANE

     Mr. Lane has been a director of the Company since September 1989. Since February 1983, he has been a principal, Chairman and Chief Executive Officer of Lane/Kuhn Pacific, Inc., a corporation that consists of several community development and home-building partnerships, all of which are headquartered in Newport Beach, California. Mr. Lane has also served as a director of Hawaiian Airlines, Inc. since January 1990, as a director of Resort Income Investors, Inc. since September 1990 and as Chairman of the Board and Chief Executive Officer of Pro Shot Golf, Inc. since August 1994. He is Vice Chairman of the Board of Directors of CKE Restaurants, Inc.

GENERAL WILLIAM LYON

     Mr. Lyon is the Chairman of the Board, President and Chief Executive Officer of William Lyon Homes, Inc. and affiliate companies which are headquartered in Newport Beach, California. In 1989, General Lyon formed Air/Lyon, Inc. which includes Elsinore Service Corp. and Martin Aviation located at John Wayne Airport. He has been Chairman of the Board of The William Lyon Company since June, 1985.

STEPHEN C. MAHOOD

     Mr. Mahood is a lawyer and a private investor. He was associated with SEDCO, Inc., a large offshore oil well drilling contractor, from 1966 until it was acquired by Schlumberger, Ltd. in 1985, at which time he was President of SEDCO Energy Corporation, an Executive Vice President and director of SEDCO, Inc. and a director of the International Association of Drilling Contractors. Mr. Mahood served as a Trustee of the

Teachers' Retirement System of Texas from 1987-1993. Mr. Mahood currently serves as a director of Maxor National Pharmacy Services Corporation.

J. THOMAS TALBOT

     Mr. Talbot has been a director of the Company since December 1990. He was formerly Chairman of the Board and Chief Executive Officer of HAL, Inc. and its subsidiaries Hawaiian Airlines and West Maui Airport, and served in various executive capacities with those companies until June 1991. Between August 1992 and March 1994, Mr. Talbot was Chairman and Chief Executive Officer of Alliance Bancorp, which was being liquidated. Mr. Talbot has been a general partner of Shaw & Talbot, a real estate investment and development company, since 1975. He was Chairman of Jet America Airlines from 1981 to 1987, when it merged with Alaska Air Group. Mr. Talbot is currently serving as a director of the Hallwood Group, Showbiz Pizza Time, Inc., Koll Real Estate Group, Hemmeter Enterprises, Inc. and the Baldwin Company.

CARY H. THOMPSON

     Mr. Thompson has been a director of the Company since July 1992. Mr. Thompson is currently Chief Operating Officer and a director of Aames Financial Corporation. Mr. Thompson was a managing director of Nat West Markets from May of 1994 through March of 1995. Mr. Thompson was Senior Vice President and managed the West Coast Financial Institutions Group for Oppenheimer & Co., Inc., an investment banking firm from 1989 to May 1994. Prior to that time, he was a partner with the law firm of Manatt, Phelps, Rothenberg and Phillips.

WILLIAM W. WEHNER

     Mr. Wehner has been the Chairman of the Board of Granite Financial, Inc. since its formation in June, 1996. Mr. Wehner co-founded and was the managing member of Granite Financial, LLC, Granite Financial, Inc.'s predecessor , from 1995 to 1996. From 1989 through 1994, Mr. Wehner served in several capacities with the Concord group of companies. In 1990, Mr. Wehner formed and was the senior executive officer of First Concord Acceptance Corporation, an equipment leasing company and an affiliate of the Concord group of companies. Mr. Wehner is a Certified Lease Professional and is a member of the Equipment Leasing Association (ELA) of which he is a past director, member of the executive committee, and ethics committee. Mr. Wehner is also a member of the United Association of Equipment Lessors.

ALLEN D. MEADOWS

     Mr. Meadows joined the Company in September, 1997 as an Executive Vice President and Chief Financial Officer of the Company. Prior to his employment with the Company, Mr. Meadows was Senior Vice President -- Corporate Development of Great Western Bank from 1984 to 1997.

CARL A. STRUNK

     Mr. Strunk joined Fidelity National Title Insurance Company in February 1992 as an Executive Vice President. He was named an Executive Vice President and Chief Financial Officer of the Company in March 1992 and served in this capacity until September 15, 1997. In September, 1997 he became Executive Vice President -- Finance of the Company. Prior to his employment with the Company, Mr. Strunk was President of Land Resources Corporation from 1986 to 1991. Mr. Strunk is a certified public accountant. Mr. Strunk was elected Executive Vice President and Chief Financial Officer of CKE Restaurants, Inc. on February 6, 1997. Mr. Strunk currently serves as a director of Micro General Corporation.

ANDREW F. PUZDER

     Mr. Puzder joined Fidelity January 1, 1995 as Executive Vice President and General Counsel of the Company and served in this capacity until September 15, 1997. Since September 15, 1997 he has been an Executive Vice President of the Company. From March 1994 through December 1994, he was a partner at the law firm of Stradling Yocca Carlson & Rauth. Prior to that he was a partner at Lewis, D' Amato, Brisbois &

Bisgaard, a law firm, from September 1991 through March 1994, and he was a partner of the Stoler Partnership from February 1984 through September 1991. Mr. Puzder was elected Executive Vice President and General Counsel of CKE Restaurants, Inc. on February 6, 1997. Mr. Puzder serves as Chief Executive Officer and a director of GB Foods Corporation. He is also a Director of Rally's Hamburgers, Inc., Fresh Foods, Inc. and Javelin Systems, Inc.

M'LISS JONES KANE

     Ms. Kane joined Fidelity in March, 1995 as a Senior Vice President and Corporate Counsel of the Company and became Corporate Secretary in April 1995 serving in these capacities until September 15, 1997. Since September 15, 1997 she has been Senior Vice President, General Counsel, and Corporate Secretary of the Company. Prior to that she was with the ICN Pharmaceuticals, Inc. group of companies from March of 1990 as Vice President, General Counsel and Secretary of ICN Biomedicals, Inc. and subsequently became Vice President, General Counsel and Secretary of SPI Pharmaceuticals, Inc.

EDWARD J. DEWEY

     Edward J. Dewey became Senior Vice President, Chief of Staff, Office of the Chairman of the Company on December 9, 1997. Mr. Dewey is Senior Vice President, Chief of Staff, Office of the Chairman of CKE Restaurants, Inc. Prior to that from May 1993 to November 1997 he was a Vice President with Fidelity National Title Insurance Company. From 1967 through 1993, Mr. Dewey was in the U.S. Army leaving the service with the rank of Colonel.

RAYMOND R. QUIRK

     Mr. Quirk has been a Vice President of the Company since June 1993, and has been an Executive Vice President and a Regional Manager of Fidelity National Title Insurance Company since August 1991. Mr. Quirk has been employed by Fidelity National Title Insurance Company in other management positions since November 1987.

GARY R. NELSON

     Mr. Nelson has been a Vice President of the Company since September 26, 1994. From August 1993 to September 1994 he was Chief Financial Officer of World Title Company. From May 1991 to July 1993 Mr. Nelson was Senior Vice President of Mergers and Acquisitions of the Company. From January 1988 to May 1991 he was a Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Nelson is a certified public accountant.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of six formal meetings during the year ended December 31, 1997. No director attended fewer than 80% of the aggregate of all meetings of the Board of Directors or any committee in 1997.

     The Board presently has an Audit Committee, a Compensation Committee and an Executive Committee, but does not have a Nominating Committee. The Audit Committee, which consists of Messrs. Lane, Mahood and Talbot, met one time during 1997. The Audit Committee meets independently with the internal audit staff, representatives of the Company's independent auditors and representatives of senior management. The Audit Committee reviews the general scope of the Company's annual audit, the fee charged by the independent auditors and other matters relating to internal control systems. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors. The Committee is also responsible for recommending the engagement or discharge of the Company's independent auditors.

     The Compensation Committee currently consists of Messrs. Lane, Talbot and Thompson. The Compensation Committee, either alone or in conjunction with other Board committees, reviews and reports to the

Board the salary, fee and benefit programs designed for senior management, officers and directors with a view to ensure that the Company is attracting and retaining highly-qualified individuals through competitive salary, fee and benefit programs and encouraging continued extraordinary effort through incentive rewards. The Compensation Committee did not meet during 1997.

     The Company also has an Executive Committee consisting of Messrs. Foley, Willey and Talbot. The Executive Committee may invoke all of the power and authority of the Board of Directors in the management of the business and the affairs of the Company, except those powers which, by law, cannot be delegated by the Board of Directors. The Executive Committee did not meet during 1997.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 1997, 1996 and 1995 for the Company's Chief Executive Officer and the four most highly compensated current executive officers whose salary and bonus exceeded $100,000 in 1997.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION
                                       ------------------------------------    LONG TERM
                                                                              COMPENSATION
                                                                  OTHER       ------------
                                                                  ANNUAL        AWARDS-       ALL OTHER
      NAME AND PRINCIPAL                             BONUS     COMPENSATION    OPTIONS(#)    COMPENSATION
           POSITION             YEAR   SALARY($)   ($)(1)(2)       (3)         (1)(4)(5)        ($)(6)
      ------------------        ----   ---------   ---------   ------------   ------------   ------------
William P. Foley II,..........  1997   $600,000..  $968,482      $ 88,215        187,000       $35,986
  Chairman of the Board         1996   600,000..    507,943       122,596        188,100        28,859
  and Chief Executive Officer   1995   394,008..    430,000       135,914        188,760        29,343
Patrick F. Stone..............  1997   318,750..    281,504            --         40,004        22,500
  Chief Operating               1996   300,000..    124,165            --         38,316        12,250
  Officer(7)                    1995   226,950..    222,160            --          2,420         6,248
Frank P. Willey...............  1997   250,000..    318,338            --         44,000        16,563
  President                     1996   250,000..    150,000            --         52,800        14,250
                                1995   200,000..    120,000            --         50,820        14,577
Carl A. Strunk................  1997   172,500..    159,169            --         22,000         2,438
  Executive Vice                1996   240,000..    110,000            --         26,400            --
  President-Finance             1995   200,000..    110,000            --         29,040            --
Andrew F. Puzder..............  1997   172,500..    159.169            --         49,500         8,580
  Executive Vice President      1996   240,000..     75,000            --         49,500         4,860

---------------
(1) Consists of cash bonuses in the years paid or deferred to reduce the exercise price of stock options granted to the above-noted key employees to less than fair market value of the common stock at the date of grant, pursuant to the Company's 1991 Stock Option Plan. Bonuses were awarded during the year following the fiscal year to which the bonuses relate, based on an evaluation by the Compensation Committee of the Board of Directors. The amount of deferred bonuses included in this column for 1996, 1995 and 1994, the most recent three years for which the options were granted, are as follows: (i) Mr. Foley: $961,125, -- 1996 bonus;
     $105,000, -- 1995 bonus; $30,000, -- 1994 bonus; (ii) Mr. Stone: $
     286,504, -- 1996 bonus; $24,165, -- 1995 bonus; $10,000, -- 1994 bonus;
     (iii) Mr. Willey: $ 318,338, -- 1996 bonus; $40,000, -- 1995 bonus;
     $10,000, -- 1994 bonus; (iv) Mr. Strunk: $159,169, -- 1996 bonus;
     $20,000, -- 1995 bonus; $20,000, -- 1994 bonus; (v) Mr. Puzder: $
     159,169, -- 1996 bonus.

(2) Not included in the table are the bonuses received in 1998 for the 1997 fiscal year by the executive officers named in the table, based on formulas in their employment agreements as follows: William P. Foley, II, $1,381,000 of which $138,000 he deferred for 27,615 Company stock options: Patrick F. Stone, $414,000 of which he deferred $41,000 for 8,285 Company stock options; Frank P. Willey, $414,000 of which $124,000 he deferred for 24,854 Company stock options, Carl A. Strunk, $138,000 and Andrew F. Puzder, $138,000.

(3) Certain incidental perquisites or other personal benefits for executive officers of the Company (not otherwise disclosed in this Proxy Statement) may result from expenses incurred by the Company or its subsidiaries in the interest of attracting and retaining qualified personnel. The incremental cost to the Company and its subsidiaries of providing such incidental perquisites or other personal benefits for executive officers named in the Summary Compensation Table, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported in fiscal 1997 for the named executive officer. Other Annual Compensation for Mr. Foley included the cost of (i) a Company provided automobile -- $9,000 in 1997, $9,000 in 1996 and $9,000 in 1995 and (ii) tax and financial planning advice provided by third parties to Mr. Foley and Folco Development Corporation and personal use of Company assets by

     Mr. Foley and Folco Development Corporation -- $79,215 in 1997, $113,596 in 1996, and $126,914 in 1995.

(4) The number of options granted per year in this column for 1997, 1996 and 1995, the three-year period in which the options were granted, are as follows: (i) Mr. Foley: 1997 grant -- 165,000 options granted under the 1987 Stock Option Plan and 22,000 options granted under the 1991 Stock Option Plan; 1996 grant -- 165,000 options granted under the 1987 Stock Option Plan and 23,100 stock options granted under the 1991 Stock Option Plan; and 1995 grant -- 181,500 options granted under the 1987 Stock Option Plan and 7,260 options granted under the 1991 Stock Option Plan; (ii) Mr.
     Stone: 1997 grant -- 33,000 options granted under the 1987 Stock Option Plan and 7,004 options granted under the 1991 Stock Option Plan; 1996 grant -- 33,000 options granted under the 1987 Stock Option Plan and 5,316 stock options granted under the 1991 Stock Option Plan; and 1995 grant -- 2,420 options granted under the 1991 Stock Option Plan; (iii) Mr.
     Willey: 1997 grant -- 44,000 options granted under the 1987 Stock Option Plan; 1996 grant -- 44,000 options granted under the 1987 Stock Option Plan and 8,800 stock options granted under the 1991 Stock Option plan; and 1995 grant -- 48,400 options granted under the 1987 Stock Option Plan and 2,420 options granted under the 1991 Stock Option Plan; (iv) Mr. Strunk: 1997 grant -- 22,000 options granted under the 1987 Stock Option Plan; 1996 grant -- 22,000 options granted under the 1987 Stock Option Plan and 4,400 stock options granted under the 1991 Stock Option Plan; and 1995 grant -- 24,200 options granted under the 1987 Stock Option Plan and 4,840 options under the 1991 Stock Option Plan; (v) Mr. Puzder: 1997 grant -- 22,000 options granted under the 1987 Stock Option Plan, 7,908 options granted under the 1993 Stock Option Plan and 19,592 options granted under the 1993 Stock Option Plan; 1996 grant -- 22,000 options granted under the 1987 Stock Option Plan and 27,500 stock options granted under the 1991 Stock Option plan; and 1995 grant -- 60,500 options granted under the 1993 Stock Option Plan.

(5) The Company does not have any long-term incentive plans or compensation plans pursuant to which stock appreciation rights or restricted stock is awarded to officers or directors. The number of options granted in 1998 for fiscal year 1997 to the named executives, not included in the table, are as follows: under the 1991 Stock Option Plan (i) Mr. Foley -- 27,615 shares;
     (ii) Mr. Stone -- 8,285 shares; (iii) Mr. Willey -- 24,854 and under the 1993 Stock Option Plan (i) Mr. Foley -- 150,000 shares; (ii) Mr.
     Stone -- 40,000 shares; (iii) Mr. Willey -- 30,000 shares; (iv) Mr.
     Strunk -- 15,000 shares; (v) Mr. Puzder -- 45,000 shares.

(6) Includes Company cash contributions to the Employee Stock Purchase Plan on behalf of the individuals named in the Summary Compensation Table, except for Mr. Foley. All Other Compensation for Mr. Foley also includes imputed income of $1,157 for 1997, $1,081 for 1996, and $725 for 1995 and $1,426
     for 1994 respectively, from a joint life split dollar insurance policy.

(7) Mr. Stone was not an officer of the Company prior to May 1995.

     Certain executive officers received loans from subsidiaries of the Company in amounts in excess of $60,000 after January 1, 1997, as follows: Frank P. Willey, loan amount $200,000 at an interest rate of 10% per annum, largest aggregate amount outstanding at any time during the period $167,986, which was paid in full on December 10, 1997; Patrick F. Stone, loan amount $150,000 at an interest rate of prime per annum, largest aggregate amount outstanding at any time during the period $150,000, as of March 31, 1998. Mr. Stone also had a loan in the amount of $50,000 at an interest rate of 10% per annum, largest aggregate amount outstanding at any time during the period, $25,000 which was paid in full on April 30, 1997.

OPTION GRANTS

     The following table provides information as to options to purchase common stock granted to the named individuals during 1997 pursuant to the Company's 1993, 1991 and 1987 Stock Option Plans. The Company does not currently grant stock appreciation rights to officers or directors.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                         POTENTIAL
                                                                                                      REALIZABLE VALUE
                                           PERCENT                                                       AT ASSUMED
                                           OF TOTAL                                                   ANNUAL RATES OF
                            NUMBER OF      OPTIONS                                                      STOCK PRICE
                            SECURITIES    GRANTED TO     MARKET     EXERCISE OR                       APPRECIATION FOR
                            UNDERLYING    EMPLOYEES     PRICE AT       BASE                             OPTION TERM
                             OPTIONS      IN FISCAL     DATE OF      PRICE(1)      EXPIRATION    --------------------------
           NAME             GRANTED(#)       YEAR        GRANT        ($/SH)          DATE          5%($)         10%($)
           ----             ----------    ----------    --------    -----------    ----------    -----------    -----------
                                                  1993 STOCK OPTION PLAN

Andrew F. Puzder...........   27,500        100.0%      $ 11.023     $12.6450       04/17/08     $163,622....   $   494,524

                                                  1991 STOCK OPTION PLAN

William P. Foley, II.......   22,000         12.0%       11.4770       6.6140       03/12/08     286,342....        574,886
Patrick F. Stone...........    7,004          3.9%       11.4770       6.6140       03/12/08     91,157.....        183,015
Frank P. Willey............       --           --             --           --             --              --             --
Carl A. Strunk.............       --           --             --           --             --              --             --
Andrew F. Puzder...........       --           --             --           --             --              --             --

                                                  1987 STOCK OPTION PLAN

William P. Foley, II.......  165,000         28.0%       11.4770      11.4770       03/05/07       1,190,528      3,016,795
Patrick F. Stone...........   33,000          5.6%       11.4770      11.4770       03/05/07     238,105....        609,359
Frank P. Willey............   44,000          7.5%       11.4770      11.4770       03/05/07     317,474....        804,478
Carl A. Strunk.............   22,000          3.7%       11.4770      11.4770       03/05/07     158,737....        402,239
Andrew F. Puzder...........   22,000          3.7%       11.4770      11.4770       03/05/07     158,737....        402,239

                                      TOTAL -- 1993, 1991 AND 1987 STOCK OPTION PLANS

William P. Foley, II.......  187,000         23.4%       11.4770       6.6140-      03/05/07-      1,476,871      3,591,682
                                                                      11.4770       03/12/08
Patrick F. Stone...........   40,004          5.0%       11.4770       6.6140-      03/05/07-    329,262....        786,374
                                                                      11.4770       03/12/08
Frank P. Willey............   44,000          5.5%       11.4770      11.4770       03/05/07     317,474....        804,478
Carl A. Strunk.............   22,000          6.3%       11.4770      11.4770       03/05/07     220,111....        533,163
Andrew F. Puzder...........   49,500          6.2%       11.0230      11.4770-      03/05/07-    322,359....        896,764
                                                         11.4770      12.6450       04/17/08

---------------
(1) The options granted in 1997 under the 1991 Stock Option Plan were granted at an exercise price of $11.4770 to key employees of the Company who applied deferred bonuses expensed in 1997 (see (1) of Summary Compensation Table) to the exercise price, thereby reducing such price to $6.6140 per share if exercised within the first year of grant. The exercise price of these options decreases approximately 5% per year through March 12, 2002 and $0.30 per share from March 13, 2002 through March 13, 2008, at which time the exercise price will be $5.25. The options granted in 1997 under the 1993 and 1987 Stock Option Plans were granted at an exercise price of $12.045 per share and $11.4770 per share respectively, the market price at the date of grant. These options became exercisable on April 17, 1997 and March 6, 1997 respectively.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table summarizes information regarding exercises of stock options by the named individuals during 1997 and unexercised options held by them as of December 31, 1997. The Company did not reprice any existing options during the last completed fiscal year.

                       AGGREGATED STOCK OPTION EXERCISES
             IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF               VALUE OF
                                                               UNEXERCISED             UNEXERCISED
                                                               OPTIONS AT             IN-THE-MONEY
                            SHARES                               FY-END             OPTIONS AT FY-END
                           ACQUIRED      VALUE REALIZED      (#) EXERCISABLE        ($) EXERCISABLE/
          NAME            EXERCISE(#)         ($)          UNEXERCISABLE(1)(2)     UNEXERCISABLE(1)(2)
          ----            -----------    --------------    -------------------    ---------------------
William P. Foley, II....        --               --         1,082,685/165,000     $24,879,128/3,241,920
Patrick F. Stone........    33,000       730,125...             82,970/33,000         2,086,986/648,376
Frank P. Willey.........        --               --            245,534/44,000         5,821,725/864,512
Carl A. Strunk..........        --               --            134,189/22,000         2,964,265/432,256
Andrew F. Puzder........        --               --            140,590/29,908         3,007,162/578,393

---------------
(1) Number of exercisable shares and corresponding values relate to options granted under the 1993, 1991 and 1987 Stock Option Plans. The exercise price varies based upon the exercise price at the time of grant and the amount of deferred bonus applied by the officer to reduce the exercise price. See Summary Compensation Table above. The value of unexercised options at year-end is calculated as the difference between the market value of the underlying security, $31.125 per share, and the exercise price of the option at year-end, less the bonus deferral. The exercise prices of the options at year-end were as follows: (i) Mr. Foley -- options to purchase 25,410 shares at $5.9090 per share, options to purchase 7,986 shares at $3.1550 per share, options to purchase 27,951 shares at $6.0480 per share, options to purchase 41,927 shares at $7.2880 per share, options to purchase 57,171 shares at $2.8130 per share, options to purchase 119,790 shares at $.5260 and options to purchase 22,000 shares at $6.6140 under the 1991 Plan, and options to purchase 199,650 shares at $7.6070, options to purchase 199,650 shares at $10.4250 and options to purchase 199,650 shares at $11.4580, and options to purchase 181,500 shares at $10.5370 under the 1987 Plan; (ii) Mr.
    Stone -- options to purchase 5,848 shares at $5.9090 per share, options to purchase 2,662 shares at $3.1550 per share, options to purchase 14,641 shares at $6.0480, options to purchase 37,780 shares at $7.2880, 15,035 shares at $2.8130, and options to purchase $7,004, shares at $6.6140 per share under the 1991 Plan; (iii) Mr. Willey -- options to purchase 9,680 shares at $5.9090 per share, 2,662 shares at $3.1550 per share, options to purchase 9,317 shares at $6.0480 per share, options to purchase 12,578 shares at $7.2880 per share, options to purchase 17,153 shares at $2.8130 per share and options to purchase 35,637 shares at $.5260 under the 1991 Plan; and options to purchase 53,240 shares at $7.6070, options to purchase 22,627 shares at $10,4250, options to purchase 33,941 shares at $11.4580 per share, and options to purchase 48,400 shares at $10.5370 per share under the 1987 Plan; (iv) Mr. Strunk -- options to purchase 4,480 shares at $5.9090 per share, options to purchase 5,324 shares at $3.1550 per share, options to purchase 9,317 shares at $6.0480 per share; options to purchase 13,976 shares at $7.2880 per share under the 1991 Plan; and options to purchase 26,620 shares at $7.6070 per share, options to purchase 19,965 shares at $10.4250, options to purchase 29,948 shares at $11.4580, and options to purchase 24,200 shares at $10.5370 per share under the 1987 Plan; and (v) Mr. Puzder -- options to purchase 66,548 shares at $8.1670 per share under the 1993 Stock Option Plan; and options to purchase 24,200 shares at $10.5370 per share, and options to purchase 30,250 shares at $10.6600 per share and options to purchase 19,592 shares at $12.6450 per share under the 1987 Plan.

(2) Number of unexercisable shares and corresponding value relate to options granted under the Company's 1993, 1991 and 1987 Stock Option Plans. The value of these unexercisable options represents the difference between the year-end market value of the underlying security of $31.125 per share and the exercise price of the 1993 options at year-end of $11.7255 per share, the 1991 options at year-end of

    $6.8182 per share and the 1987 options at year-end of $11.5910 per share. These options became exercisable on April 17, 1997, May 14, 1997 and April 11, 1997 respectively.

EMPLOYMENT AGREEMENTS

     The Company entered into a five-year employment agreement (the "Agreement") with its Chairman and Chief Executive Officer, Mr. Foley, effective April 1, 1991 and amended the agreement on April 1, 1996 and January 1, 1997, (collectively the "Amendment" to the employment agreement effective on April 1, 1996) for an additional five year period through March 31, 2001. The first amendment adjusted his minimum annual base salary to $600,000. The Board will review Mr. Foley's minimum base annual salary in March 1998, and may, in its sole discretion, increase such minimum base annual salary for the remainder of the term of the Amendment based upon Mr. Foley's performance during the first two years of the Amendment. The Agreement and Amendment include other compensation and executive fringe benefits, including an annual merit bonus calculated based on the Company's return on equity before extraordinary items, a $1,000,000 insurance policy payable to the beneficiary of his choice and a joint life split dollar insurance arrangement under which the Company advances the premiums and retains the full cash value of the policy. There is a change of control provision in the Amendment enabling Mr. Foley to terminate this agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for Good Reason (as defined in the agreement as a change in control) or if Mr. Foley's employment is terminated following a change of control due to a breach of this Agreement then he shall receive (i) his salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater number of years remaining in the term of employment, including partial years, or 3 years of such payment to be made in a lump sum on or before the fifth day following the date of termination, (iii) maintenance of all benefit plans and programs for Mr. Foley for the greater number of 3 years or the number of years (including partial years) remaining in the Amendment. The Company obtained a covenant from Mr. Foley that he will not compete with the Company or disclose its trade secrets both during employment or in the event the agreement ends or Mr. Foley's employment is terminated. The Agreement allows the Company to terminate Mr. Foley upon written notice without cause with terms specified in the Amendment. Upon Mr. Foley's death, his estate will receive a payment in the amount of two years' base salary. Upon incapacity or disability for a continuous period of nine months, the Company may terminate the employment contract with Mr. Foley upon payment of an amount equal to two years' base salary.

     The Company entered into a one year employment agreement with Patrick F. Stone effective January 1, 1996, which was subsequently amended effective January 1, 1997, extending the term for a period of 3 years ending December 31, 1999. The amendment also provides for a minimum base salary of $325,000 which may be increased at the discretion of the Chief Executive Officer and/or the Board of Directors. Other compensation and executive fringe benefits include an annual bonus calculated based on the Company's return on equity before extraordinary items. There is a change of control provision in the first amendment enabling Mr. Stone to terminate this Agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for Good Reason (defined in the agreement as a change in control) or if Mr. Stone's employment is terminated following a change of control due to a breach of this agreement then he shall receive (i) his salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater of the number of years (including partial years) remaining in the agreement or the number 2, such payment to be made in a lump sum on or before the fifth day following the date of termination,
(iii) maintenance of all benefit plans and programs for Mr. Stone for the number of 2 years or the number of years (including partial years) remaining in the Agreement.

     The Company entered into a one year employment agreement with Frank P. Willey effective January 1, 1996, which was subsequently amended effective January 1, 1997, extending the term for a period of 3 years ending December 31, 1999. The agreement provided for a minimum base salary of $250,000 which may be increased at the discretion of the Chief Executive Officer and/or the Board of Directors. Other compensation and executive fringe benefits include an annual bonus calculated based on the Company's return on equity before extraordinary items. There is a change of control provision in the first amendment enabling Mr. Willey to terminate this Agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for Good Reason (defined in the Agreement as a change in control) or if Mr. Willey's employment is terminated following a change of control due to a breach of this agreement then he shall receive (i) his salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater of the number of years (including partial years) remaining in the agreement or the number 2, such payment to be made in a lump sum on or before the fifth day following the date of termination, (iii) maintenance of all benefit plans and programs for Mr. Willey for the number of 2 years or the number of years (including partial years) remaining in the Agreement.

     Mr. Allen D. Meadows entered into an employment agreement with the Company effective September 15, 1997, for a term of 3 years which provides for a minimum annual base salary of $200,000 which may be increased at the direction of the Chief Executive Officer and/or the Compensation Committee of the Board of Directors. Other compensation and fringe benefits include an annual bonus calculated based on the Company's return on equity before extraordinary items. There is a change in control provision enabling Mr. Meadows to terminate this Agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for Good Reason (defined in the agreement as a change in control) or if Mr. Meadows' employment is terminated following a change of control due to a breach of this agreement then he shall receive (i) his salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater of the number of years (including partial years) remaining in the Agreement or the number 2, such payment to be made in a lump sum on programs for Mr. Meadows for the number of 2 years or the number of years (including partial years) remaining in the agreement. Other than provided in the agreement, employee will not engage in any business competitive with the Company.

     Mr. Carl A. Strunk entered into an employment agreement with the Company effective April 1, 1997, for a term of 3 years which provides for a minimum annual base salary of $150,000 which may be increased at the discretion of the Chief Executive Officer and/or the Compensation Committee of the Board of Directors. Other compensation and fringe benefits include an annual bonus calculated based on the Company's return on equity before extraordinary items. There is a change of control provision in the first amendment enabling Mr. Strunk to terminate this Agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for Good Reason (defined in the agreement as a change in control) or if Mr. Strunk's employment is terminated following a change of control due to a breach of this agreement then he shall receive (i) his salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater of the number of years (including partial years) remaining in the agreement or the number 2, such payment to be made in a lump sum on or before the fifth day following the date of termination, (iii) maintenance of all benefit plans and programs for Mr. Strunk for the number of 2 years or the number of years (including partial years) remaining in the agreement. Employee has the right to be the Chief Financial Officer of CKE Restaurants, Inc., during the term of this agreement. Other than as provided in the agreement, employee will not engage in any business competitive with the Company.

     Mr. Andrew F. Puzder entered into an employment agreement with the Company effective April 1, 1997, for a term of 3 years which provides for a minimum annual base salary of $150,000 which may be increased at the discretion of the Chief Executive Officer and/or the Compensation Committee of the Board of Directors. Other compensation and fringe benefits include an annual bonus calculated based on the Company's return on equity before extraordinary items. Mr. Puzder is also granted the right to represent Mr. Carl N. Karcher. There is a change of control provision in the first amendment enabling Mr. Puzder to terminate this

Agreement due to a change in control during the period commencing 60 days and expiring 365 days after such change in control. In the event of termination of the agreement for Good Reason (defined in the agreement as a change in control) or if Mr. Puzder's employment is terminated following a change of control due to a breach of this agreement then he shall receive (i) his salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination plus the total bonus paid or payable to him for the most recent calendar year multiplied by the greater of the number of years (including partial years) remaining in the Agreement or the number 2, such payment to be made in a lump sum on or before the fifth day following the date of termination, (iii) maintenance of all benefit plans and programs for Mr. Puzder for the number of 2 years or the number of years (including partial years) remaining in the agreement. Employee has the right to be the General Counsel of CKE Restaurants, Inc., during the term of this agreement. Other than as provided in the agreement, employee will not engage in any business competitive with the Company.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive a $2,500 per quarter retainer and $2,500 per Board of Directors meeting attended (or $1,250 per committee meeting attended), plus reimbursement of reasonable expenses. Directors who are employees of the Company do not receive any compensation for acting as directors, except for reimbursement of reasonable expenses, if any, for Board meeting attendance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997, Messrs. Thompson, Talbot and Lane served as members of the Compensation Committee. The Compensation Committee is currently composed of three independent directors. No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, and there are no interlocking directorships.

     Mr. Thompson has served as a member of the Compensation Committee since March 1993. In March 1993, the Company issued and sold its Senior Secured Notes in the aggregate principal amount of $22.5 million to certain institutional investors in a private placement. Oppenheimer & Co., Inc. received approximately $300,000 as a placement fee in connection with this transaction. Mr. Thompson was employed by Oppenheimer & Co. Inc., until May of 1994.

     In April 1993, the Company issued 1,697,025 shares of its common stock in a public offering in which Oppenheimer & Co., Inc. served as one of three primary underwriters. Oppenheimer & Co., Inc. received a discount of approximately 5.5% on the shares it purchased from the Company, which was an underwriting discount consistent with industry practice.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The following report of the Compensation Committee to the Board of Directors shall not be deemed to be incorporated by reference into any previous filing by the Company under either the Securities Act of 1933 ("Securities Act") or the Securities Exchange Act of 1934 ("Exchange Act") that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

To the Board of Directors:

GENERAL

     The Compensation Committee of the Board of Directors is responsible for establishing and administering the policies that govern executive compensation and benefit practices. The Compensation Committee evaluates the performance of the executive officers and determines their compensation levels, in terms of salary, annual bonus and related benefits, all subject to Board approval. The Compensation Committee has access to independent compensation data for use in assessing levels of compensation for officers of the Company.

COMPENSATION PHILOSOPHY

     The Company's executive compensation programs are designed to (i) provide levels of compensation that integrate pay and incentive plans with the Company's strategic goals, so as to align the interests of executive management with the long-term interests of the stockholders; (ii) motivate Company executives to achieve the strategic business goals of the Company and to recognize their individual contributions; and (iii) provide compensation opportunities which are competitive to those offered by other national title insurance companies and other middle-market corporations similar in size and performance. Although the exact identity of the corporations surveyed varies, these generally include title companies and other corporations equal to or larger than the Company. Most of the title companies surveyed are included in the Peer Group Index utilized in the "Performance Graph" set forth below.

     Therefore, the Compensation Committee believes that the components of executive compensation should include base salary, annual cash bonus, stock option grants and other benefits and should be linked to individual and Company performance. With regard to the Company's performance, the measures used for determining appropriate levels of compensation for executive officers include the Company's national market share, net margin, quality of service, meeting strategic goals within the current economic climate and industry environment, scope of responsibilities, expansion by acquisition or otherwise, profit retention and profitability, all of which combine to enhance stockholder value.

BASE SALARY

     The Committee considers Company management proposals concerning salary adjustments, with the exception of Mr. Foley, its Chairman and Chief Executive Officer, whose compensation was established under the terms of an employment agreement entered into in 1991 and amended in 1996 and 1997 with the approval of the Board of Directors and five key employees including Mr. Stone, Mr. Willey, Mr. Meadows, Mr. Strunk and Mr. Puzder, all of whom have three year employment contracts. The Compensation Committee then makes recommendations to the entire Board of Directors for their approval.

     In determining base salaries for executives for 1997, the Compensation Committee considered the Company's earnings, outside surveys of salary levels of other title insurance companies and other similar corporations, individual performance and achievement, areas of responsibility, position tenure and internal comparability. Salaries of certain executive officers were adjusted in 1997.

ANNUAL CASH BONUSES

     Executive officers of the Company are eligible for annual bonuses which may be paid in the form of cash or as deferred compensation. Given the Company's performance in 1997, the Compensation Committee approved 1997 bonuses for the executives which were paid in 1998.

STOCK OPTION GRANTS

     As indicated above, an important element of the Company's compensation philosophy is the desire to align the interests of the executive officers with the long-term interests of the Company's stockholders. In order to meet this desire, the Board of Directors adopted a performance-based stock option plan in 1991 for executive officers, key employees and branch managers of the Company that allows participants to defer a portion of their bonus income in order to reduce their option exercise price. Additionally, the Company's Board of Directors and stockholders had previously approved the adoption of the Company's 1987 Stock Option Plan, pursuant to which the Company may grant stock options to certain key employees and non-employee directors or officers, and in 1994 the Board of Directors and stockholders approved the 1993 Stock Plan pursuant to which the Company could grant stock options to certain key employees and nonemployee directors and officers. In 1998 the Board of Directors approved to replace the 1987 Stock Option Plan, which expired December 1997, with a new stock option plan. Said plan will be presented to the stockholders at their Annual Meeting to be held on June 17, 1998. The purpose of all the stock option plans is to attract, retain and award executive officers and directors and to furnish incentives to these persons to improve operations, increase profits and positively impact the Company's long-term performance. Consistent with these objectives, the Compensation Committee has approved the granting of options in 1998 for their performance in 1997 to executive officers as follows: (i) under the 1993 Stock Option Plan as follows: Mr. Foley, options to purchase 150,000 shares; Mr. Stone, options to purchase 40,000 shares; Mr. Willey, options to purchase 30,000 shares; Mr. Strunk, options to purchase 15,000 shares; Mr. Puzder, options to purchase 45,000 shares. Certain officers have elected to defer a portion of their bonus in stock options under the 1991 Stock Option Plan: Mr. Foley, options to purchase 27,615 shares; Mr. Stone, options to purchase 8,285 shares; Mr. Willey, options to purchase 24,854 shares.

     Corporate Deduction for Compensation. Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. At this time, the Company deduction for officer compensation is not limited by the provisions of Section 162(m). The Committee intends to monitor regulations issued pursuant to Section 162(m) and to take such actions with respect to the executive compensation program as are reasonably necessary to preserve the corporate tax deduction for executive compensation paid.

                                          Compensation Committee:

                                          Daniel D. (Ron) Lane
                                          J. Thomas Talbot
                                          Cary H. Thompson

April 29, 1998

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing cumulative total stockholder return on the Company's common stock against the cumulative total return on the S & P 500 Index and against the cumulative total return of a peer group index comprised of certain companies for the industry in which the Company competes (SIC code
6361 -- Title Insurance) for the five-year period ending December 31, 1997. This peer group consists of the following companies: Alleghany Corporation, Capital Guaranty Corporation, First American Financial Corporation, Investors Title Insurance Company, Land America Financial Group, Inc. and Stewart Information Services Corp. The peer group comparison has been weighted based on the Company's stock market capitalization. The graph assumes an initial investment of $100.00 on January 1, 1993, with dividends reinvested over the periods indicated.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                                      FIDELITY
               MEASUREMENT PERIOD                     NATIONAL          S&P 500
             (FISCAL YEAR COVERED)                 FINANCIAL INC         INDEX           PEER GROUP
DEC-93                                                      231.31            110.08            121.30
DEC-94                                                       94.94            111.53            103.84
DEC-95                                                      166.26            153.45            147.58
DEC-96                                                      166.36            188.68            170.73
DEC-97                                                      383.32            251.63            252.92

                    ASSUMES $100 INVESTED ON JANUARY 1, 1993
                          ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 1997

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company previously made investments in real property for investment or operating purposes, most of which, as described below, were in partnerships which included one or more officers of the Company. All such transactions were approved by a majority of the non-interested directors of the Company. The Company believes these transactions were for terms and at rates no less favorable to the Company than those which could have been obtained from unrelated parties. As previously announced, the Company intends to reduce and divest itself of real estate investments as market conditions permit.

     The Company currently leases five of its facilities from partnerships or other entities in which Manchester, or one or more of its officers have an interest. These transactions are discussed below with respect to "Investments in Partnerships" and "Transactions with Management and Others," respectively. The Company believes that all such leases were on terms no less favorable than those that could have then been obtained from unrelated parties.

     Manchester has interests in, or acts as property manager for, the following real estate partnerships in which one or more officers of the Company have an interest. Certain officers of the Company have made contributions to these partnerships in exchange for partnership interests that cannot be valued until the dissolution of each individual partnership. Fidelity National Title Insurance Company is a tenant in certain of the properties owned by the partnerships discussed below.

INVESTMENTS IN PARTNERSHIPS

     Folco Mission Valley Partners Limited Partnership ("Folco Mission Valley") was formed in 1991 by Folco Development Corporation ("Folco"), a corporation of which Mr. Foley and his spouse are the sole stockholders, as a 78% general partner, and Fidelity National Title Insurance Company, as a 22% limited partner, for the purpose of acquiring from the Resolution Trust Corporation an office building in San Diego County where Fidelity National Title Insurance Company was the sole tenant and conducted its San Diego County, California title operations. Folco's 78% general partnership interest was assigned to Sussex Holdings, Ltd. ("Sussex"), an affiliate of Folco, in June 1992 and Fidelity National Title Insurance Company's 22% limited partnership interest was assigned to Manchester in January 1992. Fidelity National Title Insurance Company continues to lease the building for $28,272 per month, plus taxes, insurance and other operating costs. This annual rental rate is a 30% discount based on its lease with Folco Mission Valley.

     Goodyear Investors II General Partnership ("Goodyear II") was formed in 1986 by Manchester as a 50% partner, Folco as a 32.5% partner, Mr. Willey as a 2% partner, and others, to purchase, for investment, unimproved real property located in Maricopa County, Arizona. Manchester's interest in Goodyear II was transferred to the Company in June, 1993. As of March 31, 1996, Manchester, Kensington Development Corporation ("Kensington"), which is 90% owned by Manchester and 10% by Fidelity National Title Insurance Company of California ("Fidelity California") and the Company have contributed $1,025,000 to Goodyear
II. Kensington held this interest from 1988 to March 1996. The Company may be required to make annual contributions of its pro rata share of property taxes and insurance costs. All general partners have made their required pro rata capital contributions. The Company and the other general partners received pro rata capital distributions in March 1995.

     Prospect Office Partners Limited Partnership ("Prospect Office Partners") was formed in 1988 by Manchester as a combined 29.7% general and limited partner, Mr. Foley as a 30.4% general partner, Mr. Willey as a 6.1% general partner, and others, to develop an office building in Tustin, California. Currently Manchester is a 41.62% general partner and a 28.38% limited partner due to assignments of interests by other general and limited partners. Mr. Foley and Mr. Willey no longer have any partnership interests in Prospect. Approximately one-half of the building is leased by Fidelity National Title Insurance Company for its Orange County title operations. Manchester advanced to the partnership, at an interest rate of 12% per annum, amounts necessary to fund operating deficits. These advances were assigned to the Company in June 1993. The lease provides for a monthly rent payment of $30,124. In May 1996, Fidelity National Title Insurance Company purchased from the FDIC, as receiver of Guardian Bank, a note secured by a deed of trust with an unpaid principal balance of $3,413,560 and a first lien deed of trust encumbering the Tustin office building.

Fidelity National Title Insurance Company purchased and continues to hold the note under which Prospect Office Partners is the maker for a discounted price of $3,072,204.

     Tustin Retail Limited Partnership ("Tustin Retail") was formed in 1988 by Manchester as a combined 30% general and limited partner, Mr. Foley as a 30.7% general partner, Mr. Willey as a 4.3% general partner, and others, to develop a retail center in Tustin, California. Manchester advanced to the partnership, at an interest rate of 12% per annum, amounts necessary to fund operating deficits. The outstanding balance of these advances at December 31, 1995, and March 31, 1996, was $736,184. In addition, Tustin Retail is indebted to Manchester in the amount of $303,500 which is evidenced by a promissory note which provides for interest at 12% per annum and is secured by a second trust deed on the property. These advances and loans were assigned to the Company in June 1993. In August 1994, CommerceBank filed a lawsuit (the "Lawsuit") against Tustin Retail (a real estate partnership), Manchester (a general partner in Tustin Retail) and Messrs. Foley and Willey (as general partners). The Lawsuit is essentially a judicial foreclosure under a deed of trust securing a $4,350,000 note dated February 18, 1992, to CommerceBank from Tustin Retail (the "Note"). In December 1995, the Federal Deposit Insurance Corporation, which took control of CommerceBank, submitted a bid at the property foreclosure auction and acquired the property for $2.9 million. The lease for this space provides for a monthly lease payment of $20,100. On July 3, 1996, following a fair value hearing, the court determined that the value of the property as of the foreclosure sale was $4,580,680. Subsequently, the court entered a deficiency judgment against Tustin Retail and the general partners in the amount of $480,545. In consideration of Fidelity National Title Insurance Company's payment of the deficiency amount, Tustin Retail assigned its statutory redemption right to Fidelity National Title Insurance Company. On November 21, 1996, Fidelity National Title Insurance Company redeemed the property for the amount of $2,792,470 and assumed control of the operation of the property from the receiver.

     West Woodland Business Associates Limited Partnership ("West Woodland") was formed in 1989 by Manchester as a 10% general partner, Mr. Foley as a 21.3% general partner, Folco as a combined 20% general and limited partner, Mr. Willey as a 2.5% general partner, and others, to develop an office building in Woodland, California. In September 1991, Manchester sold its interest in the partnership to Folco. See "Transactions with Management and Others" below. Folco's interest was subsequently assigned to Sussex. Approximately one-half of the building is leased by Fidelity California for its Yolo County title operations. The lease provides for a monthly lease payment of $11,032. In March 1994, the lender on this project agreed to a modification of the credit agreement substituting Sussex for Manchester and releasing Manchester from these obligations. As of December 31, 1996, Manchester had not been released from its general partnership obligation under the West Woodland Credit Agreement. West Woodland remains indebted under a $940,000 first lien loan encumbering the office building and a $250,000 unsecured loan. West Woodland refinanced both loans with a new lender, thereby lowering the loans' interest accrual rates and extending the terms of both loans for five (5) years.

     During 1994, the Company paid $2.3 million in order to acquire a 100% ownership interest in an investment property at 7750 East Broadway, Tucson, Arizona. The Company sold the property for a sales price of $2.4 million.

     Wilmac III Limited Partnership ("Wilmac III") was formed in 1987 to acquire for investment unimproved real property in Maricopa County, Arizona. In December 1987, Manchester acquired a 24% limited partnership interest in Wilmac III, 30% of the limited partnership units. Mr. Willey has a 8.2% combined general and limited partnership interest and Mr. Strunk has a 1.6% limited partnership interest. The partnership agreement requires all the limited partners to make pro rata capital contributions to service the debt on the property. Manchester has invested $696,000 in the partnership. Manchester's interest was assigned to the Company in June 1993. It is not anticipated that additional capital contributions will be required of the Company.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     In September 1991, Manchester sold 11 office buildings (the "office buildings"), its partnership interest in West Woodland and Tucson Partners and certain notes receivable to Folco for approximately the net book value of these assets. The Company believes the amount paid approximated the fair market value of these assets. This transaction resulted in a receivable to Manchester from Folco evidenced by a promissory note in the original principal amount of $1,492,000 and secured by subordinate deeds of trust on the office buildings acquired. The promissory note provides for interest at the rate of 9.5% per annum, monthly payments of $13,900 and additional payments of 15% of the net sale proceeds of each office building subject to a subordinate deed of trust. In June 1992, Folco assigned its interest in these office buildings to Bilcar Limited Partnership ("Bilcar"), an affiliate of Folco. The unpaid balance of this promissory note was paid in November 1997.

     Prior to the sale, the office buildings were leased to Fidelity National Title Insurance Company for use in its title operations. All but one of these office buildings have been sold to unaffiliated third parties in each instance. During 1997, Fidelity National Title Insurance Company continued to lease one of the office buildings from Bilcar under lease agreements entered into in 1991 at the time of the sale and paid Bilcar $51,624 under these lease agreements.

     In July 1990, Lake Mortgage Corporation, a wholly-owned subsidiary of the Company, made a $300,000 secured loan to a relative of Mr. Willey. The loan was assigned to Fidelity National Title Insurance Company in July 1990. This loan has been purchased by Mr. Willey for full consideration.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Rules adopted by the Securities and Exchange Commission ("SEC") under
Section 16(a) of the Exchange Act require the Company's officers and directors, and persons who own more than 10% of the issued and outstanding shares of the Company's common stock, to file reports of their ownership, and changes in ownership, of such securities with the SEC on SEC Forms 3, 4 or 5, as appropriate. Officers, directors and greater-than-ten-percent stockholders are required by the SEC's regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during its most recent fiscal year end, and any written representations provided to it, the Company is advised that all filings were timely and correctly made.

               APPROVAL OF THE FIDELITY NATIONAL FINANCIAL, INC.
                           1998 STOCK INCENTIVE PLAN

     The Board of Directors of the Company has adopted, subject to stockholder approval, the Fidelity National Financial, Inc. 1998 Stock Incentive Plan (the "1998 Plan"). The Board of Directors believes that the 1998 Plan will enhance the Company's ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, by providing them with an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the 1998 Plan. Broker non-votes with respect to this matter will not be deemed to have been cast either "for" or "against" the matter, although they will be counted in determining if a quorum is present. Proxies marked "abstain" or a vote to abstain by a stockholder present in person at the Annual Meeting will have the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1998 PLAN.

DESCRIPTION OF THE 1998 PLAN

     The following description of the principal features of the 1998 Plan is qualified in its entirety by reference to the text of the 1998 Plan, which is attached hereto as Exhibit A.

     The 1998 Plan authorizes up to 1,000,000 shares of Common Stock, plus, an additional 200,000 shares of Common Stock on the date of each annual meeting of the stockholders of the Company, for issuance under the terms of the 1998 Plan. The authorized number of shares is subject to adjustment in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company. The 1998 Plan provides for grants of "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options and rights to purchase shares of Common Stock ("Purchase Rights"). Incentive stock options, nonqualified stock options and Purchase Rights may be granted to employees of the Company and its subsidiaries and affiliates. Nonqualified stock options and Purchase Rights may be granted to employees of the Company and its subsidiaries and affiliates, non-employee directors and officers, consultants and other service providers. As of June 17, 1998, approximately 100 persons were eligible to participate in the 1998 Plan.

     The Board of Directors, or a committee consisting of two or more members of the Board of Directors, will administer the 1998 Plan (the "Administrator"). The Administrator will have the full power and authority to interpret the 1998 Plan, select the recipients of options and Purchase Rights, determine and authorize the type, terms and conditions of, including vesting provisions, and the number of shares subject to, grants under the 1998 Plan, and adopt, amend and rescind rules relating to the 1998 Plan. The term of options may not exceed 10 years from the date of grant (5 years in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). The option exercise price for each share granted pursuant to an incentive stock option may not be less than 100% of the fair market value of a share of Common Stock at the time such option is granted (110% of fair market value in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). There is no minimum purchase price for shares of Common Stock purchased pursuant to a Purchase Right, and any such purchase price shall be determined by the Administrator. The maximum number of shares for which options or Purchase Rights may be granted to any one person during any one calendar year under the 1998 Plan is 300,000 and in no event shall the aggregate number of shares subject to incentive stock options exceed 1,000,000. The aggregate fair market value of the Common Stock (determined as of the date of grant) with respect to which incentive stock options granted under the 1998 Plan or any other stock option plan of the Company become exercisable for the first time by any optionee during any calendar year may not exceed $100,000.

     The option price of an incentive stock option or nonqualified stock option is payable in full upon exercise, and the purchase price of stock purchased pursuant to a Purchase Right must be paid in full upon the acceptance of the Purchase Right. Payment of the option price upon exercise of a stock option or for shares purchased pursuant to a Purchase Right may be made in cash, by check, by the delivery of shares of Common Stock (valued at their fair market value as of the date of the exercise of an option or Purchase Right), by the optionee's or purchaser's promissory note in a form and on terms acceptable to the Administrator, by the cancellation of indebtedness of the Company to the optionee or purchaser, by the waiver of compensation due or accrued to the optionee or purchaser for services rendered, or by any combination of the foregoing methods of payment. In addition, the option price for options granted under the 1998 Plan may be made by a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. ("NASD Dealer") whereby the optionee irrevocably elects to exercise his or her option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD

Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company, by a "margin" commitment from the optionee and an NASD Dealer whereby the optionee irrevocably elects to exercise his or her option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company, or any combination of the foregoing methods of payment.

     Except as otherwise provided by the Administrator, neither options nor Purchase Rights granted under the 1998 Plan may be transferred other than by will or by the laws of descent and distribution. Shares purchased pursuant to Purchase Rights generally shall be restricted for a period of time, during which such shares may be repurchased by the Company, and therefore these shares may not be sold, assigned, pledged or transferred until such time as the Company no longer has the right to reacquire any such shares.

     In the event that the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation or reorganization in which the Company is the surviving corporation, or of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend (in excess of 2%) or other change in the corporate structure of the Company while the 1998 Plan is in effect, appropriate adjustments shall be made by the Board of Directors to the aggregate number and kind of shares subject to the 1998 Plan, and the number and kind of shares and the price per share subject to outstanding incentive options, nonqualified options and restricted shares in order to preserve, but not to increase, the benefits to persons then holding incentive options, nonqualified options or restricted shares.

     In the event of a Change of Control (as defined below) of the Company the time period relating to the exercise or realization of all outstanding options and Purchase Rights shall automatically accelerate immediately prior to the consummation of such Change of Control. For purposes of the 1998 Plan, "Change in Control" means (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (v) the approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

     The Board of Directors may alter, amend, suspend or terminate the 1998 Plan at any time. However, any changes which affect or impair the rights of any person who holds an outstanding stock option or Purchase Right may not be effected without such person's consent. Unless sooner terminated by the Board of Directors, the 1998 Plan will terminate on June 16, 2008.

     It is not possible to determine who may be selected to receive options or Purchase Rights, nor is it possible to determine the number of options or Purchase Rights that may be granted to any individual under the 1998 Plan. Such selections and determinations shall be made by the Administrator of the 1998 Plan. However, the following table contains information concerning certain stock options granted under the Company's Plans during the year ended December 31, 1997;

                                                                 WEIGHTED
                                                                 AVERAGE
                                                              EXERCISE PRICE   NUMBER OF
                     NAME AND POSITION                          ($/SHARE)       SHARES
                     -----------------                        --------------   ---------
William P. Foley, II, Chairman of the Board and Chief
  Executive Officer.........................................     $11.4770       187,000
Patrick F. Stone, Chief Operating Officer...................      11.4770        40,004
Frank P. Willey, President..................................      11.4770        44,000
Carl A. Strunk, Executive Vice President -- Finance.........      11.4770        22,000
Andrew F. Puzder, Executive Vice President..................        11.25        49,500
All Current Executive Officers as a Group (5 persons).......      11.4770        65,434
Non-Executive Director Group (6 persons)....................      11.0230       165,000
Non-Executive Officer Employee Group........................           --            --

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

     Incentive Stock Options. There is no taxable income to an employee when an incentive stock option is granted or when that option is exercised; however, generally the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be included in the optionee's alternative minimum taxable income upon exercise. If stock received on exercise of an incentive stock option is disposed of in the same year the option was exercised, and the amount realized is less than the stock's fair market value at the time of exercise, the amount includable in the alternative minimum taxable income will be the amount realized upon the sale or exchange of the stock, less the taxpayer's basis in the stock. Gain realized by an optionee upon the sale of stock issued upon exercise of an incentive stock option is taxable either as mid-term or long-term capital gain or loss (depending on whether the Shares were held more than 12 or more than 18 months after exercise), and no tax deduction is available to the Company, unless the optionee disposes of the stock within two years after the date of grant of the option or within one year after the date of exercise. In such event, an amount equal to the lesser of (i) the difference between the option exercise price and the and fair market value of the shares on the date of the optionee's exercise, or (ii) the amount realized on disposition minus the exercise price will be taxed at ordinary income rates, and, subject to Section 162(m) of the Code (which limits the deductibility of compensation in excess of $1,000,000 for certain executive officers), the Company will be entitled to a deduction to the extent the employee must recognize ordinary income. Additionally, if the amount realized exceeds the fair market value of the stock on the date of exercise, the gain realized in excess of the amount taxed as ordinary income will be taxed as capital gain.

     Nonqualified Stock Options. The recipient of a nonqualified stock option will not realize taxable income upon the grant of the option, nor will the Company will be entitled to take any deduction. Upon the exercise of a nonqualified stock option, the optionee will realize ordinary income and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are met. An optionee's basis for the stock for purposes of determining gain or loss on any subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option.

     Purchase Rights. The receipt of restricted stock pursuant to a Purchase Right will not cause a recipient to realize taxable income until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the recipient makes an election under Section 83(b) of the Code to be taxed as of the date of purchase. If no repurchase rights are retained or if a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of such shares on the date of purchase. If no Section 83(b) election is made or if repurchase rights are retained, the recipient will realize taxable income on each date that the recipient's ownership rights vest (i.e., when the Company no longer has the right to repurchase all or a portion of the shares). The recipient will recognize ordinary income, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the purchase price paid for such shares. However, if the recipient is subject to
Section 16(b) of the Exchange Act, and if no Section 83(b) election was made at the time of purchase, the date that ordinary income is recognized for shares which vest within six months of purchase date shall be deferred to six months from the date of purchase.

TAX WITHHOLDING

     The 1998 Plan grants the Company the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state and local tax withholding requirements with respect to any options exercised or restricted stock issued under the 1998 Plan. To the extent permissible under applicable tax, securities, and other laws, the Administrator may, in its sole discretion, permit a participant to satisfy an obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, by (i) directing the Company to apply shares of Common Stock to which the participant is entitled as a result of the exercise of an option or as a result of the lapse of restrictions on restricted stock, or (ii) delivering to the Company shares of Common Stock owned by the participant.

             APPROVAL OF AN AMENDMENT TO THE 1991 STOCK OPTION PLAN

     On March 19, 1991, the Company's Board of Directors approved the Company's 1991 Stock Option Plan (the "1991 Plan"). The 1991 Plan was ratified by the stockholders of the Company in July 1992. The 1991 Plan provides for the award by the Company of options to purchase Common Stock to certain executives, key employees and branch managers of the Company and its subsidiaries. The purpose of the 1991 Plan is to attract, retain and reward key employees and to provide incentives to those persons to improve operations and increase profits. Individuals to who options are granted may reduce the exercise price of such options by electing to defer a portion of their annual bonuses which would otherwise be payable in cash.

     The 1991 Plan is administered on behalf of the Company by a committee appointed by the Board of Directors of the Company and the committee has discretion with respect to the grant of options and certain other aspects of the 1991 Plan. The Committee is composed of non-employee directors of the Company who are not eligible to participate in the 1991 Plan.

     The exercise price for individual options may be less than the fair market value of the shares on the date of grant to reflect the value of a participants's deferred bonus and may be further reduced by the committee to encourage participants to hold their options longer. Exercise prices for individual options are based upon the amount of deferred bonus contributed to the 1991 Plan by or on behalf of the participant and the length of time that the option is held by the participant. The longer the participant holds the option, the lower the exercise price will be. Expiration dates and other material conditions upon which the options may be exercised are determined by the committee at the time of grant of each option, but not option may be granted more than ten years after adoption of the 1991 Plan, nor exercised more than twelve years after the date of grant.

     When a given option is exercised, the Company will receive less than the market price of the Company's Common Stock on the effective date of grant, to take into account the amount of the deferred bonus contributed by the participant, and the amount by which the exercise price has decreased since the grant of the option. The 1991 Plan is not designed to provide any federal income tax benefits to participants.

     There were originally 750,000 shares of Common Stock reserved for issuance under the 1991 Plan. At the 1993 meeting, the stockholders approved an amendment to the 1991 Plan increasing the number of shares to 1,275,000. At the 1994 meeting, the stockholders approved an amendment to the 1991 Plan increasing the number of shares to 1,775,000. At the 1996 meeting, the stockholders approved an amendment to the 1991 Stock Option Plan which included an anti-dilution provision providing that if the number of issued shares of Common Stock of the Company changed the options would be kept whole. As of April 30, 1998, options to purchase 936,776 shares of Common Stock had been exercised; a total of 1,294,147 shares of Common Stock were subject to outstanding options; and 165,728 shares of Common Stock were available for future grant of options under the 1991 Plan. All employees as a group, excluding the above officers, have received options to purchase 182,882, 104,699 and 63,030 shares of Common Stock in 1997, 1996, and 1995, respectively, under the 1991 Plan. Approximately 100 key employees are currently eligible to participate in the 1991 Plan. None of the options granted in 1997, 1996 and 1995 expired in accordance with the 1991 Plan provisions.

     The following table contains information concerning certain stock options granted under the Company's 1991 Plan during the year ended December 31, 1997:

                                                                 WEIGHTED
                                                                 AVERAGE
                                                              EXERCISE PRICE   NUMBER OF
                     NAME AND POSITION                          ($/SHARE)       SHARES
                     -----------------                        --------------   ---------
William P. Foley, II, Chairman of the Board and Chief
  Executive Officer.........................................     $11.4770       22,000
Patrick F. Stone, Chief Operating Officer...................      11.4770        7,004
Frank P. Willey, President..................................      11.4770       44,000
Carl A. Strunk, Executive Vice President -- Finance.........          -0-          -0-
Andrew F. Puzder, Executive Vice President..................          -0-          -0-
All Current Executive Officers as a Group (5 persons).......      11.4770       10,434
Non-Executive Director Group (6 persons)....................          -0-          -0-
Non-Executive Officer Employee Group........................           --           --

     In March, 1998, the Board of Directors amended the 1991 Plan, subject to approval of the Company's stockholders, to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares to a total of 2,275,000. The Board of Directors believes that in order for the Company to attract and retain qualified employees, it is necessary to grant the options provided for pursuant to the 1991 Plan. Stockholders are being asked to approve the amendment to increase the number of shares of Common Stock reserved for issuance under the 1991 Plan at the Annual Meeting.

     The affirmative vote of a majority of the shares of the Company's Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for ratification of the amendment to the 1991 Stock Option Plan. Abstentions will count as a vote against the proposal, and broker non-votes will have no effect on the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF AN AMENDMENT.

                              INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP are the Company's auditors of record and have audited the Company's financial statements annually from 1988 through December 31, 1997. The Audit Committee of the Board of Directors has not made a recommendation with respect to retention of auditors by the Company for year ending December 31, 1998. Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting with the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                             AVAILABLE INFORMATION

     The Company files Annual Reports on Form 10-K with the Securities and Exchange Commission. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any stockholder to Fidelity National Financial, Inc., 17911 Von Karman Avenue, Irvine, California 92614,
Attention: Investor Relations. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

                                          By Order of the Board of Directors

                                          /s/ M'LISS JONES KANE

                                          M'LISS JONES KANE
                                          Corporate Secretary

Dated: May 13, 1998

                                                                      APPENDIX A

                       FIDELITY NATIONAL FINANCIAL, INC.

                           1998 STOCK INCENTIVE PLAN

     This 1998 STOCK INCENTIVE PLAN (the "Plan") is hereby established by FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the "Company"), and adopted by its Board of Directors as of the 31st day of March, 1998 (the "Effective Date").

                                   ARTICLE 1.

                              PURPOSES OF THE PLAN

     1.1 PURPOSES. The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

                                   ARTICLE 2.

                                  DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings indicated:

     2.1 ADMINISTRATOR. "Administrator" means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

     2.2 AFFILIATED COMPANY. "Affiliated Company means any subsidiary of the Company, any business venture which the Company has a significant interest, as determined at the discretion of the Administrator. However, for purposes of eligibility to receive Incentive Options, "Affiliated Company" means any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

     2.3 BOARD. "Board" means the Board of Directors of the Company.

     2.4 CHANGE IN CONTROL. "Change in Control" shall mean (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;
(ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (v) the approval by the shareholders of a plan or proposal for the liquidation or dissolution of the Company.

     2.5 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.6 COMMITTEE. "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

     2.7 COMMON STOCK. "Common Stock" means the Common Stock, $.0001 par value of the Company, subject to adjustment pursuant to Section 4.2 hereof.

     2.8 DISABILITY. "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator's determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

     2.9 EFFECTIVE DATE. "Effective Date" means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.

     2.10 EXERCISE PRICE. "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option.

     2.11 FAIR MARKET VALUE. "FAIR MARKET VALUE" ON ANY GIVEN DATE MEANS THE VALUE OF ONE SHARE OF COMMON STOCK, DETERMINED AS FOLLOWS:

          (a) If the Common Stock is then listed or admitted to trading on a national stock exchange or a NASDAQ market system which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on the principal stock exchange or NASDAQ market system on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such exchange or NASDAQ market system on the next preceding day for which a closing sale price is reported.

          (b) If the Common Stock is not then listed or admitted to trading on a national stock exchange or NASDAQ market system which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

          (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

     2.12 INCENTIVE OPTION. "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

     2.13 INCENTIVE OPTION AGREEMENT. "Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

     2.14 NASD DEALER. "NASD Dealer" means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

     2.15 NONQUALIFIED OPTION. "Nonqualified Option" means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Shareholder or because it exceeds the annual limit provided for in Section
5.6 below, it shall to that extent constitute a Nonqualified Option.

     2.16 NONQUALIFIED OPTION AGREEMENT. "Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

     2.17 OFFEREE. "Offeree" means a Participant to whom a Right to Purchase has been offered or who has acquired Restricted Stock under the Plan.

     2.18 OPTION. "Option" means any option to purchase Common Stock granted pursuant to the Plan.

     2.19 OPTION AGREEMENT. "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

     2.20 OPTIONEE. "Optionee" means a Participant who holds an Option.

     2.21 PARTICIPANT. "Participant" means an individual or entity who holds an Option, a Right to Purchase or Restricted Stock under the Plan.

     2.22 PURCHASE PRICE. "Purchase Price" means the purchase price per share of Restricted Stock payable upon acceptance of a Right to Purchase.

     2.23 RESTRICTED STOCK. "Restricted Stock" means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

     2.24 RIGHT TO PURCHASE. "Right to Purchase" means a right to purchase Restricted Stock granted to an Offeree pursuant to Article 6 hereof.

     2.25 SERVICE PROVIDER. "Service Provider" means a consultant or other person or entity who provides services to the Company or an Affiliated Company and who the Administrator authorizes to become a Participant in the Plan.

     2.26 STOCK PURCHASE AGREEMENT. "Stock Purchase Agreement" means the written agreement entered into between the Company and the Offeree with respect to a Right to Purchase offered under the Plan.

     2.27 10% SHAREHOLDER. "10% Shareholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

                                   ARTICLE 3.

                                  ELIGIBILITY

     3.1 INCENTIVE OPTIONS. Officers and other key employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

     3.2 NONQUALIFIED OPTIONS AND RIGHTS TO PURCHASE. Officers and other key employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or Rights to Purchase under the Plan.

     3.3 LIMITATION ON SHARES. In no event shall any Participant be granted Options or Rights to Purchase in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds 300,000 shares. In no event shall the aggregate number of shares subject to Incentive Options exceed 1,000,000.

                                   ARTICLE 4.

                                  PLAN SHARES

     4.1 SHARES SUBJECT TO THE PLAN. A total of 1,000,000 shares of Common Stock, plus, on the date of each annual meeting of the stockholders an additional 200,000 shares of Common Stock, may be issued under the Plan subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Right to Purchase granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or such Right to Purchase, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

     4.2 CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Option Agreements, Rights to Purchase and Stock Purchase Agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

                                   ARTICLE 5.

                                    OPTIONS

     5.1 OPTION AGREEMENT. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

     5.2 EXERCISE PRICE. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following:
(a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, and (b) if the person to whom an Incentive Option is granted is a 10% Shareholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted.

     5.3 PAYMENT OF EXERCISE PRICE. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Common Stock exists, a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) provided that a public market for the Common Stock exists, a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

     5.4 TERM AND TERMINATION OF OPTIONS. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Shareholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

     5.5 VESTING AND EXERCISE OF OPTIONS. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

     5.6 ANNUAL LIMIT ON INCENTIVE OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100,000.

     5.7 NONTRANSFERABILITY OF OPTIONS. Except as otherwise provided by the Administrator, no Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee.

     5.8 RIGHTS AS SHAREHOLDER. An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

                                   ARTICLE 6.

                               RIGHTS TO PURCHASE

     6.1 NATURE OF RIGHT TO PURCHASE. A Right to Purchase granted to an Offeree entitles the Offeree to purchase, for a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives.

     6.2 ACCEPTANCE OF RIGHT TO PURCHASE. An Offeree shall have no rights with respect to the Restricted Stock subject to a Right to Purchase unless the Offeree shall have accepted the Right to Purchase within ten (10) days (or such longer or shorter period as the Administrator may specify) following the grant of the Right to Purchase by making payment of the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and by executing and delivering to the Company a Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

     6.3 PAYMENT OF PURCHASE PRICE. Subject to any legal restrictions, payment of the Purchase Price upon acceptance of a Right to Purchase Restricted Stock may be made, in the discretion of the Administrator, by: (a) cash; (b) check;
(c) the surrender of shares of Common Stock owned by the Offeree that have been held by the Offeree for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Offeree's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Offeree; (f) the waiver of compensation due or accrued to the Offeree for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

     6.4 RIGHTS AS A SHAREHOLDER. Upon complying with the provisions of Section
6.2 hereof, an Offeree shall have the rights of a shareholder with respect to the Restricted Stock purchased pursuant to the Right to Purchase, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in the Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement.

     6.5 RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement. In the event of termination of a Participant's employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase (i) at the original Purchase Price, any shares of Restricted Stock which have not vested as of the date of termination, and
(ii) at Fair Market Value, any shares of Restricted Stock which have vested as of such date, on such terms as may be provided in the Stock Purchase Agreement.

     6.6 VESTING OF RESTRICTED STOCK. The Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest.

     6.7 DIVIDENDS. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

     6.8 NONASSIGNABILITY OF RIGHTS. No Right to Purchase shall be assignable or transferable except by will or the laws of descent and distribution or as otherwise provided by the Administrator.

                                   ARTICLE 7.

                           ADMINISTRATION OF THE PLAN

     7.1 ADMINISTRATOR. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the "Committee"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

     7.2 POWERS OF THE ADMINISTRATOR. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options shall be granted and Rights to Purchase shall be offered, the number of shares to be represented by each Option and Right to Purchase and the consideration to be received by the Company upon the exercise thereof; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements;
(e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option or Right to Purchase under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement; (g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to Restricted Stock; (h) to extend the exercise date of any Option or acceptance date of any Right to Purchase; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an Option or Right to Purchase or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

     7.3 LIMITATION ON LIABILITY. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under the Plan.

                                   ARTICLE 8.

                               CHANGE IN CONTROL

     8.1 CHANGE IN CONTROL. In order to preserve a Participant's rights in the event of a Change in Control of the Company, (i) the time period relating to the exercise or realization of all outstanding Options, Rights to Purchase and Restricted Stock shall automatically accelerate immediately prior to the consummation of such Change in Control, and (ii) with respect to Options and Rights to Purchase, the Administrator in its discretion may, at any time an Option or Right to Purchase is granted, or at any time thereafter, take one or more of the following actions: (A) provide for the purchase or exchange of each Option or Right to Purchase for an amount of cash or other property having a value equal to the difference, or spread, between (x) the value of the cash or other property that the Participant would have received pursuant to such Change in Control transaction in exchange for the shares issuable upon exercise of the Option or Right to Purchase had the Option or Right to Purchase been exercised immediately prior to such Change in Control transaction and (y) the Exercise Price of such Option or the Purchase Price under such Right to Purchase, (B) adjust the terms of the Options and Rights to Purchase in a manner determined by the Administrator to reflect the Change in Control, (C) cause the Options and Rights to Purchase to be assumed, or new rights substituted therefor, by another entity, through the continuance of the Plan and the assumption of outstanding Options and Rights to Purchase, or the substitution for such Options and Rights to Purchase of new options and new rights to purchase of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and Exercise Prices, in which event the Plan and such Options and Rights to Purchase, or the new options and rights to purchase substituted therefor, shall continue in the manner and under the terms so provided, or (D) make such other provision as the Administrator may consider equitable. If the Administrator does not take any of the forgoing actions, all Options and Rights to Purchase shall terminate upon the consummation of the Change in Control, unless the Common Stock remains listed or admitted to trading on a national stock exchange or a NASDAQ market system. The Administrator shall cause written notice of the proposed Change in Control transaction to be given to all Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

                                   ARTICLE 9.

                     AMENDMENT AND TERMINATION OF THE PLAN

     9.1 AMENDMENTS. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

     9.2 PLAN TERMINATION. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or Rights to Purchase may be granted under the Plan thereafter, but Option Agreements, Stock Purchase Agreements and Rights to Purchase then outstanding shall continue in effect in accordance with their respective terms.

                                  ARTICLE 10.

                                TAX WITHHOLDING

     10.1 WITHHOLDING. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

                                  ARTICLE 11.

                                 MISCELLANEOUS

     11.1 BENEFITS NOT ALIENABLE. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

     11.2 NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to limit the right of the Company or any Affiliated Company to discharge any Participant at any time.

     11.3 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.

                                     PROXY

                       FIDELITY NATIONAL FINANCIAL, INC.
               17911 Von Karman Avenue, Irvine, California 92614

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints William P. Foley, II and Frank P. Willey as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all shares of common stock of Fidelity National Financial, Inc. held of record by the undersigned on May 1, 1998 at the Annual Meeting of Stockholders to be held on June 17, 1998, or any adjournment thereof.

1. ELECTION OF             [ ] FOR the nominees listed below (except   [ ] WITHHOLD AUTHORITY to vote for the
   DIRECTORS                   as marked to the contrary below).           listed below

(INSTRUCTION: to withhold authority to vote for an individual nominee, strike a line through the nominee's name below)

  William A. Imparato, Donald M. Koll, General William Lyon, Cary H. Thompson

2. Increase the shares               [ ] FOR                     [ ] AGAINST                   [ ] ABSTAIN
   available under the
   1991 Plan.
3. Ratify the adoption of            [ ] FOR                     [ ] AGAINST                   [ ] ABSTAIN
   the 1998 Stock Option
   Plan.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

 IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE COMPANY NOMINEES AND
                               FOR ALL PROPOSALS.

                                                DATED:

                                               --------------------------------,
                                                1998
                                                          (SIGNATURE)

                                                --------------------------------
                                                          (SIGNATURE)

                                                    PLEASE SIGN EXACTLY AS
                                                NAME(S) APPEARS BELOW. WHEN
                                                SHARES ARE HELD BY MORE THAN ONE
                                                OWNER, ALL SHOULD SIGN. WHEN
                                                SIGNING AS ATTORNEY, EXECUTOR,
                                                ADMINISTRATOR, TRUSTEE, OR
                                                GUARDIAN, PLEASE GIVE FULL TITLE
                                                AS SUCH. IF A CORPORATION,
                                                PLEASE SIGN IN FULL CORPORATE
                                                NAME BY PRESIDENT OR AUTHORIZED
                                                OFFICER. IF A PARTNERSHIP,
                                                PLEASE SIGN IN PARTNERSHIP NAME
                                                BY AUTHORIZED PERSON.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
                DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.